Exhibit 99.1

March 16, 2018

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases 2017 Results

Reports Net Income of $23.5 Million or $0.54 per Diluted Share, and Adjusted EBITDA of $26.4 Million

CLAYTON, Mo. (March 16, 2018) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights (all comparisons are with the fourth quarter of 2016)

●	Revenues were $75.3 million, up 8.5% from $69.4 million
●	Adjusted EBITDA was $9.2 million, down 51.9% from $18.9 million
●	Net income decreased to $15.9 million, or $0.36 per diluted share, from $18.7 million, or $0.43 per diluted share.

2017 Financial Highlights (all comparisons are with the year ended December 31, 2016)

●	Revenues were $275.0 million, up 8.6% from $253.2 million
●	Adjusted EBITDA was $26.4 million, down 52.3% from $55.3 million
●	Net income decreased to $23.5 million, or $0.54 per diluted share, from $56.3 million, or $1.29 per diluted share.

“We achieved strong year-on-year revenue growth and I am particularly pleased to see that occur in each of our chemicals and biofuels segments. We are now well positioned to capture a greater share of value in both the energy and agro-chemical markets where we saw continued recovery through 2017.

In our biofuels segment, we operated prudently amidst the volatility caused by the absence of the blenders' tax credit. We welcome its belated reinstatement for 2017 and would urge Congress to address a long-term extension to this program for 2018 and beyond that will incentivize further investment in our industry. The counterveiling and anti-dumping duties levied on biodiesel imports from Argentina and Indonesia in mid-2017 was also a very positive move that substantially levels the playing field for US domestic manufacturers." said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

Subsequent Event

The Bipartisan Budget Act of 2018 was passed by Congress and signed into law on February 9, 2018, retroactively reinstating the blenders tax credit for 2017. As this act was passed into law in 2018, FutureFuel will recognize the pretax benefit of $28.9 million in the first quarter of 2018.

2018 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.06 per share for 2018.

	Three months ended December 31:
			Dollar	%
	2017	2016	Change	Change
Revenues	$75,261	$69,373	$5,888	8.5%
Income from operations	$3,838	$14,777	$(10,939)	(73.6%	)
Net income	$15,947	$18,680	$(2,733)	(14.4%	)
Earnings per common share:
Basic	$0.36	$0.43	$(0.07)	(16.3%	)
Diluted	$0.36	$0.43	$(0.07)	(16.3%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$993	$2,088	$(1,095)	(52.4%	)
Adjusted EBITDA	$9,152	$18,933	$(9,781)	(51.9%	)

	Twelve months ended December 31:
			Dollar	%
	2017	2016	Change	Change
Revenues	$275,026	$253,193	$21,833	8.6%
Income from operations	$9,887	$36,523	$(26,636)	(72.9%	)
Net income	$23,511	$56,341	$(32,830)	(58.3%	)
Earnings per common share:
Basic	$0.54	$1.29	$(0.75)	(58.3%	)
Diluted	$0.54	$1.29	$(0.75)	(58.3%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$3,406	$4,223	$(817)	(19.0%	)
Adjusted EBITDA	$26,353	$55,261	$(28,908)	(52.3%	)

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

2017 Financial and Business Summary

Sales revenue increased 8.6% or $21,833 in 2017 compared to 2016. This increase primarily resulted from higher selling prices in the biofuel and chemical segments and increased chemical sales volumes primarily from the improved conditions in the agrochemical and energy markets. The biofuels segment suffered from lower sales volumes largely from the expiration of the federal blenders’ tax credit (“BTC”).

Chemical sales revenue increased 4.4% or $4,479 in 2017 compared with 2016. Sales revenue for our custom chemicals product line (chemicals produced for specific customers) totaled $87,905, an increase of $5,238 from 2016. This increase was primarily attributed to increased sales prices and volumes in the agrochemical and energy markets, new customer product sales, and increased amortization of deferred revenue which were partially offset by reduced in sales volumes and price of our laundry detergent additive. Our contract for sales of the laundry detergent additive expires December 31, 2018 (unless terminated earlier in accordance with the provisions of the purchase agreement, as amended). We continue to pursue other customers for this product. Performance chemicals revenue (comprised of multi-customer products which are sold based on specification) was $17,481 in 2017, a decrease of $759 from 2016. This decrease was primarily from reduced sales volumes of our polymer modifier products and specialty additives.

Biofuels sales revenue increased 11.4% or $17,354 in 2017 compared to 2016 primarily from increased sales prices of biodiesel, biodiesel blends, and RINs. The sale of separated, internally generated RINs, comprised a larger component of revenue in 2017 as compared to 2016. Partially offsetting this increase was reduced sales volumes of biodiesel and biodiesel blends and less common carrier pipeline sales. Pipeline sales totaled $2,175 compared to $9,018 in 2016. Sales volumes of biodiesel, biodiesel blends, and diesel were down given the unfavorable market (without the BTC credit as compared to 2016 which had the credit in effect all year).

FutureFuel reported net income of $23,511, or $0.54 per diluted share, for 2017, compared with net income of $56,341, or $1.29 per diluted share in 2016. Adjusted EBITDA for 2017 totaled $26,353, down from $55,261 in 2016. A one-time tax benefit of $12,066 was recognized in 2017 resulting from the enactment of The Tax Cuts and Jobs Act of 2017. This benefit was due to an anticipated lower tax rate for future reversals of deferred tax liabilities.

Capital Expenditures

Capital expenditures and intangibles were $3,581 in 2017, compared with $4,495 in 2016. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	2017	2016
Cash paid for capital expenditures and intangibles	$3,581	$4,495
Cash received as reimbursement of capital expenditures	$(175)	$(272)
Cash paid, net of reimbursement, for capital expenditures	$3,406	$4,223

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $235,326 as of December 31, 2017, compared with $305,418 as of December 31, 2016. The majority of the decrease in cash in the first nine months of 2017 was attributed to a special cash dividend of $100,188 that was paid on January 13, 2017.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2017 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Audited)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$114,627	$199,272
Accounts receivable, inclusive of the blenders' tax credit of $0 and $5,495 and net of allowances for bad debt of $0 and $0, at December 31, 2017 and December 31, 2016, respectively	22,138	24,744
Inventory	43,754	52,093
Marketable securities	120,699	106,146
Other current assets	9,140	23,027
Total current assets	310,358	405,282
Property, plant and equipment, net	109,735	118,152
Other assets	5,470	5,609
Total noncurrent assets	115,205	123,761
Total Assets	$425,563	$529,043
Liabilities and Stockholders’ Equity
Accounts payable	$19,579	$24,053
Dividends payable	10,498	110,688
Other current liabilities	5,204	9,308
Total current liabilities	35,281	144,049
Deferred revenue – long-term	16,522	16,792
Other noncurrent liabilities	22,164	35,389
Total noncurrent liabilities	38,686	52,181
Total liabilities	73,967	196,230
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,741,670 and 43,749,970, issued and outstanding as of December 31, 2017 and 2016, respectively	4	4
Accumulated other comprehensive income	8,433	3,540
Additional paid in capital	281,964	281,087
Retained earnings	61,195	48,182
Total Stockholders’ Equity	351,596	332,813
Total Liabilities and Stockholders’ Equity	$425,563	$529,043

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31:
	2017	2016
Revenue	$75,261	$69,373
Cost of goods sold and distribution	68,454	51,859
Gross profit	6,807	17,514
Selling, general, and administrative expenses	1,845	2,135
Research and development expenses	1,124	602
	2,969	2,737
Income from operations	3,838	14,777
Other income, net	1,872	1,025
Income before income taxes	5,710	15,802
Benefit for income taxes	(10,237)	(2,878)
Net income	$15,947	$18,680

Earnings per common share
Basic	$0.36	$0.43
Diluted	$0.36	$0.43
Weighted average shares outstanding
Basic	43,716,670	43,595,456
Diluted	43,728,058	43,600,386

Comprehensive Income
Net income	$15,947	$18,680
Other comprehensive income/(loss) from unrealized
net gains/(losses) on available-for-sale securities	929	929
Income tax effect	(326)	(326)
Total unrealized gains/(losses), net of tax	603	603
Comprehensive income	$16,550	$19,283

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Audited)

	Twelve months ended December 31:
	2017	2016
Revenue	$275,026	$253,193
Cost of goods sold and distribution	254,765	206,335
Gross profit	20,261	46,858
Selling, general, and administrative expenses	6,715	7,620
Research and development expenses	3,659	2,715
	10,374	10,335
Income from operations	9,887	36,523
Other income, net	6,762	4,283
Income before income taxes	16,649	40,806
(Benefit)/provision for income taxes	(6,862)	(15,535)
Net income	$23,511	$56,341

Earnings per common share
Basic	$0.54	$1.29
Diluted	$0.54	$1.29
Weighted average shares outstanding
Basic	43,542,785	43,542,785
Diluted	43,547,538	43,547,538

Comprehensive Income
Net income	$23,511	$56,341
Other comprehensive income/(loss) from unrealized
net gains/(losses) on available-for-sale securities	7,535	2,643
Income tax effect	(2,642)	(1,158)
Total unrealized gains/(losses), net of tax	4,893	1,485
Comprehensive income	$28,404	$57,826

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2017 and 2016

(Dollars in thousands)

(Audited)

	2017	2016
Cash flows provided by operating activities
Net income	$23,511	$56,341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,617	10,819
Amortization of deferred financing costs	145	144
Benefit for deferred income taxes	(13,657)	(5,271)
Change in fair value of derivative instruments	2,170	3,621
Other than temporary impairment of marketable securities	814	2,184
Impairment of fixed assets	28	178
Gain on the sale of investments	(127)	(843)
Stock based compensation	998	1,908
Losses on disposals of fixed assets	195	147
Noncash interest expense	27	27
Changes in operating assets and liabilities:
Accounts receivable	2,386	21,960
Accounts receivable – related parties	220	(375)
Inventory	8,339	12,864
Income tax receivable	13,571	(6,394)
Prepaid expenses	34	(52)
Prepaid expenses – related party	-	23
Accrued interest on marketable securities	16	(110)
Other assets	(9)	(556)
Accounts payable	(4,403)	(11,643)
Accounts payable – related parties	(71)	1,010
Accrued expenses and other current liabilities	60	(645)
Accrued expenses and other current liabilities – related parties	(142)	142
Deferred revenue	(4,215)	3,734
Other noncurrent liabilities	(2,160)	1,762
Net cash provided by operating activities	39,347	90,975
Cash flows from investing activities
Collateralization of derivative instruments	(1,901)	(535)
Purchase of marketable securities	(30,959)	(60,664)
Proceeds from the sale of marketable securities	23,254	30,487
Proceeds from the sale of fixed assets	4	-
Expenditures for intangible assets	-	-
Capital expenditures	(3,581)	(4,495)
Net cash provided by (used in) investing activities	(13,183)	(35,207)
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	(121)	(128)
Excess tax benefits associated with stock options and awards	-	(137)
Deferred financing costs	-	-
Proceeds from issuance of stock	-	213
Payment of dividends	(110,688)	(10,493)
Net cash used in financing activities	(110,809)	(10,545)
Net change in cash and cash equivalents	(84,645)	45,223
Cash and cash equivalents at beginning of period	199,272	154,049
Cash and cash equivalents at end of period	$114,627	$199,272

Cash paid for interest	-	-
Cash paid for income taxes	55	987
Noncash items incurred:
Noncash dividends declared	10,498	110,688
Noncash capital expenditures	-	471

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Audited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended December 31:		Twelve months ended December 31:
	2017	2016	2017	2016
Adjusted EBITDA	$9,152	$21,805	$26,353	$55,261
Depreciation and amortization	(3,027)	(2,889)	(11,762)	(10,963)
Non-cash stock-based compensation	(120)	(477)	(998)	(1,908)
Interest and dividend income	2,130	1,706	7,809	6,152
Interest expense	102	(7)	(27)	(27)
Losses on disposal of property and equipment	(50)	-	(195)	(147)
Gains/(losses) on derivative instruments	(2,333)	(845)	(3,844)	(6,220)
Gains/(losses) on marketable securities	(144)	(613)	(687)	(1,340)
Income tax benefit/(expense)	10,237	2	6,862	15,535
Other	-	(2)		(2)
Net income	$15,947	$18,680	$23,511	$56,341

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve months ended December 31:
	2017	2016
Adjusted EBITDA	$26,353	$55,261
Benefit for deferred income taxes	(13,657)	(5,271)
Impairment of fixed assets	28	178
Interest and dividend income	7,809	6,152
Income tax benefit/(expense)	6,862	15,535
Losses on derivative instruments	(3,844)	(6,220)
Change in fair value of derivative instruments	2,170	3,621
Changes in operating assets and liabilities, net	13,626	21,720
Other	-	(1)
Net cash provided by operating activities	$39,347	$90,975

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Audited)

	Three months ended December 31:		Twelve months ended December 31:
	2017	2016	2017	2016
Revenue
Custom chemicals	$22,716	$22,519	$87,905	$82,667
Performance chemicals	4,795	4,458	17,481	18,240
Chemicals revenue	$27,511	$26,977	$105,386	$100,907
Biofuels revenue	47,750	42,396	169,640	152,286
Total Revenue	$75,261	$69,373	$275,026	$253,193

Segment gross profit
Chemicals	$7,615	$9,332	$28,016	$32,055
Biofuels	(808)	8,181	(7,755)	14,803
Total gross profit	6,807	17,513	20,261	46,858
Corporate expenses	(2,969)	(2,736)	(10,374)	(10,335)
Income before interest and taxes	3,838	14,777	9,887	36,523
Interest and other income	2,130	1,706	7,809	6,152
Interest and other expense	(258)	(681)	(1,047)	(1,869)
Benefit/(provision) for income taxes	10,237	2,878	6,862	15,535
Net income	$15,947	$18,680	$23,511	$56,341

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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